Exhibit 10.ii.r

Contract of Assignment under the

Contract #1 of February 24, 2004

Krasnodar	August 31, 2005

THE PRESENT Contract (hereinafter “Contract”) is concluded between Cargill YUG, a limited liability company, registered on 21 June 2000 and existing under Russian legislation under Registration No. P – 13762.17, represented by financial director Karnaukhov L.G. acting by virtue of the Power of Attorney No. 106 dated 11.04.2005 (hereinafter “Cargill”), and

Mosaic Krasnodar, a limited liability company, registered on 5 December 2004 and existing under Russian legislation under Registration No. 1042305722997, represented by General Director Baldwin A.N. acting under by virtue of the Charter (hereinafter “Mosaic”), hereinafter throughout the text of the present document collectively referred to as the “Parties”).

With the consent of AG-CHEM Europe B.V., legal entity, properly created and working in according with the Netherlands legislation, represented by the manager Kunst Adrean Matheus, acting under the virtue by Charter.

Concluded the present agreement concerning the assignment (hereinafter—the Agreement) according to Contract 1 dated 24 February 2004 (hereinafter – the Contract) regarding the following:

1.	Subject of the Agreement.

1.1	With the consent of AG –CHEM Europe B.V. – the Seller in compliance with the Contract (hereinafter the Seller) Cargill passes its debt to Mosaic and Mosaic accepts it as the debt of the Buyer in compliance with the Contract according to the present Agreement conditions.

1.2	The Contract is an enclosure to the Agreement and its essential part.

1.3	The assignment in compliance with the Agreement is put into practice according to its state at the date of the Agreement signing, which is indicated at the beginning of the Agreement.

1.4	The Seller and Cargill confirm that according to the state at the date of the Agreement signing Cargill is in debt to the Seller in compliance with the Contract for $528,161 (Five hundred twenty eight thousand one hundred sixty-one 21/100 USD).

1.5	For its turn Cargill commits to compensate the debt passed to Mosaic, mentioned in paragraph 1.4 of the present Agreement paying to the last one 528,161.21 (five hundred twenty eight thousand one hundred sixty-one 21/100 USD) in Russian rubles to the officiate rate of Russian Federation Central Bank fixed on the date of payment by the 19 September 2005 (this date inclusive).

1.6	The Contract is made out in two languages (Russian and English) in three copies having equal legal force, with one copy for either Party and Customer. In case of any disagreements in interpreting the Russian and English versions of the present Agreement, the Russian version shall prevail.

1.7	The Parties will be governed by the standards and provisions of the current legislation of the Russian Federation in all the matters, which are not determined in the text and terms of the Contract, but which result directly or indirectly from the relation of the Parties.

Details of the Parties:

Cargill:

Cargill Yug LLC

268/A Kommunarov, Krasnodar 350020

INN 2310062265 OKPO 53445848

KPP 23100101

Bank account {xxxxxxxx}

In ZAO KB “Citibank”, city of Moscow,

BIK 044524202

Corr.acc. {xxxxxxxxxx}

INN 7710401987

Financial Director

By: L.G. Karnaukhov

Mosaic:

Mosaic Krasnodar LLC

268/A Kommunarov, Krasnodar 350020

INN 2310098381

KPP 231001001

Settlement account {xxxxxxx}

Krasnodar Branch of SB No. 8619, Krasnodar

Corr.account {xxxxxxxxx}

Bank’s BIC 040349602

General Director

By: A.N. Baldwin

AG CHEM Europe B.V.

Horsterweg 66a

5971 NG Grubbenvorst

The Netherlands

Tabobank Maashorst

Postbus 6054, 5960 AB Horst

USD Current account number: {xxxxxx}

IBAN: NL 11 RABO 0120 4960 70

SWIFT: RABO NL 2U

BY: